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                                                                   EXHIBIT 10.22


                                 [MPOWER LOGO]


June l2,  1998



Tammy L. McLaren
2215 S. Eagle Court
Aurora, CO 80014

Dear Tammy:

I am pleased to extend to you this offer to join MPOWER Solutions Inc., The following are the terms and conditions of your employment.

         TITLE:            DIRECTOR OF DEVELOPMENT & IMPLEMENTATION

         REPORTING:        Oswaldo (Oz) Leon.

         BASE SALARY:      An annual salary of $ 95,000 payable over
                           twenty-six (26) pay periods.

         BENEFIT: You will be eligible to participate in MPOWER Solutions' benefit plan under the terms provided for. A summary of the main provisions is enclosed. MPOWER Solutions' benefits include a medical plan, 4 weeks paid vacation and holidays, life insurance, long-term disability, sick leave, and 401(k) savings plan. Your health benefits will become effective at the beginning of the month following the date of your employment. Some of these benefits are fully paid and some require contributions by you as defined on the attached sheet. Please note that the benefits are subject to modification at any time and that any benefit may be increased, decreased, changed or possibly eliminated in the future.

                           Currently, we are evaluating the loosening of eligibility requirements for the 401(k) plan. No decision has been made on any of the specifics of the restructuring as yet, but the purpose is to keep MPOWER Solutions fully competitive as an employer.

         EQUITY: In order to tie your success more directly to the Company's success, you will be eligible to participate in a stock option plan for key MPOWER Solutions employees. The proposed stock option plan has been drafted by Wilson Sonsini Goodrich & Rosati, a law firm in Palo Alto, California, who represent us for matters relating to corporate structure and financing. MPOWER Solutions has authorized an expansion of authorized shares, a stock split and other related shareholder resolutions to prepare us for a venture financing round. In terms of a vesting schedule, according to the stock option plan, 25% of your total options granted will vest upon the one-year anniversary date of your employment, and thereafter will vest monthly over a 36-month period on a pro rata monthly basis for the remaining 75% of the total options grant according to the terms of the final, approved plan. Should there be a change of ownership or control in MPOWER Solutions, you will vest immediately in all outstanding shares of this initial options grant, according to the terms of the final, approved plan. Under this plan, you are eligible to receive a minimum of 50,000 stock options.

         START DATE:       Your start date shall be July 13th unless otherwise
                           mutually agreed to by you and Oz Leon.


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Tammy L. McLaren
6/12/98
Page 2

As discussed, this offer is contingent upon your execution of this letter and the attached Employee Agreement. I know that you will appreciate the business considerations behind such an agreement, which you should read carefully before signing.

The position is offered to you as a regular, exempt employee on an at-will basis. By signing this letter, you authorize MPOWER, to the extent permitted by law, to deduct from final wages or other monies due you at termination, any financial obligations that you owe MPOWER. This offer is subject to a satisfactory check of references, academic credentials, professional designations and, if appropriate, supplemental security checks. In addition, this offer is contingent upon compliance with the Immigration Reform and Control Act of 1986. In essence, the act requires you to establish your identity and employment eligibility. You will receive a performance evaluation after the completion of your 90 day orientation period and semi-annually, thereafter.

Tammy, we look forward to having you join the MPOWER Solutions team.

Please signify your understanding of these terms and acceptance of this offer by signing below and returning one copy of this letter to me at MPOWER Solutions Inc. by June 30, when this offer will cease to be valid.



                                       Sincerely,


                                       /s/ OSWALDO H. LEON
                                       -----------------------------------------
                                       Oswaldo H. Leon.
                                       Senior Vice President

I have read and agree to the terms as stated above, and I accept the offer of employment.

/s/ TAMMY L. MCLAREN
-----------------------------------
Tammy L. McLaren


Attachments:      Employment Agreement
                  Benefits Summary